Report of Independent Registered Public Accounting Firm
Audit Committee, Board of Directors
   and Shareholders
SM&R Investments, Inc.
League City, Texas
We have audited the accompanying statements of assets and liabilities of the
SM&R Growth Fund, SM&R Equity Income Fund,
SM&R Balanced Fund, SM&R Government
Bond Fund, SM&R Tax Free Fund, SM&R Primary
Fund and SM&R Money Market Fund
(all the funds comprising SM&R Investments, Inc., hereafter referred to as "the Funds"), including the schedules of investments, as of August 31, 2009, and the related statements of operations for the year then ended, changes in net assets for the two years then ended and the financial highlights for each of the four years then ended. These financial statements and the financial highlights are the responsibility of the Funds' management.  Our
 responsibility is to express an opinion on these financial statements and financial highlights based on our audits.
We conducted our audits in accordance with the standards of the Public Company
 Accounting Oversight Board (United States).
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of August 31, 2009, by correspondence with the custodian and brokers or by other appropriate auditing procedures with respect to unsettled portfolio security transactions. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
 We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements and financial
 highlights referred to above
present fairly, in all material respects, the financial
 position of the Funds as of
August 31, 2009, and the results their operations
, changes in their net assets and
their financial highlights for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Houston, Texas
October 19, 2009